EXHIBIT 99.1

Investor Relations: Brian Norris Acme Packet +1 781-328-4790 bnorris@acmepacket.com	Industry Analysts: Kevin Mitchell Acme Packet +1 781-328-4436 kmitchell@acmepacket.com	Trade and Business Press: Rich Williams Connect2 Communications +1 919-554-3532 rmwilliams@connect2comm.com

Acme Packet Reports Results for Third Quarter of Fiscal Year 2007

 - Company Posts Record Revenues and Pre-Tax Earnings and Raises Revenue and Earnings Outlook for 2007 -

BURLINGTON, MA. – November 6, 2007 — Acme Packet, Inc. (NASDAQ: APKT), the leader in session border control solutions, today announced results for its third quarter ended September 30, 2007 and raised its business outlook for 2007. Summary financial results from the third quarter and highlights of the Company’s business outlook for the balance of the fiscal year are as follows:

Summary Financial Results – Fiscal Year 2007 Q3:

*                 Total revenues: $29.6 million, up 33% year over year;

*                 Non-GAAP(1)  net income: $6.7 million, or $0.10 per share on a diluted basis

Summary Business Outlook – FY 2007 Q4 and Full Year:

*                 FY 2007 Q4 total revenues expected to range between $30.5 million to $32.0 million;

*                 FY 2007 Q4 non-GAAP(1) EPS expected to range between $0.09 and $0.10 on a diluted basis;

*                 FY 2007 total revenues expected to range between $112.0 million to $113.5 million;

*                 FY 2007 non-GAAP(1) EPS expected to range between $0.35 and $0.36 on a diluted basis

Results for Three-Month Period Ended September 30, 2007

Total revenues for the three-month period ended September 30, 2007 were $29.6 million, an increase of 33% compared to total revenues of $22.3 million for the same period last year. Earnings before taxes for the three-month period ended September 30, 2007 grew to a record $8.2 million, an increase of 15% compared to earnings before taxes of $7.1 million for the same period last year. Net income for the three-month period ended September 30, 2007 was $5.5 million, or $0.08 per share on a diluted basis compared to net income of $6.8 million, or

$0.12 per share on a diluted basis for the same period last year. Net income on a non-GAAP(1) basis for the three-month period ended September 30, 2007 was $6.7 million, or $0.10 per share on a diluted basis compared to net income on a non-GAAP(1) basis of $7.1 million, or $0.13 per share on a diluted basis for the same period last year. Non-GAAP net income(1) differs from GAAP net income as it excludes stock-based compensation expense, net of tax, of approximately $1.2 million, or $0.02 per share for the three-month period ended September 30, 2007 and approximately $0.3 million, or $0.01 per share for the three-month period ended September 30, 2006. The Company’s results during the three-month period ended September 30, 2007 reflect a fully effective GAAP tax rate of approximately 33% compared to approximately 4% for the same period last year when the Company was able to utilize net operating loss carryforwards and tax credits to offset taxable income.

Results for Nine-Month Period Ended September 30, 2007

Total revenues for the nine-month period ended September 30, 2007 were $81.7 million, an increase of 35% compared to total revenues of $60.4 million for the same period last year. Earnings before taxes for the nine-month period ended September 30, 2007 grew to $22.3 million, an increase of 19% compared to earnings before taxes of $18.7 million for the same period last year. Net income for the nine-month period ended September 30, 2007 was $14.4 million, or $0.22 per share on a diluted basis, compared to net income of $18.1 million, or $0.34 per share on a diluted basis, in the same period last year. Net income on a non-GAAP basis(1) for the nine-month period ended September 30, 2007 was $17.4 million, or $0.26 per share on a diluted basis, compared to net income on a non-GAAP basis(1) of $18.5 million, or $0.35 per share on a diluted basis, in the same period last year. Non-GAAP net income(1) for the nine-month period ended September 30, 2007 differs from GAAP net income as it excludes stock-based compensation expense, net of tax, of approximately $3.0 million, or $0.04 per share, and approximately $0.4 million, or $0.01 per share for the nine-month period ended September 30, 2006. The Company’s results during the nine month period ended September 30, 2007 reflect a fully effective GAAP tax rate of approximately 35% compared to approximately 3% for the same period last year when the Company was able to utilize net operating loss carryforwards and tax credits to offset taxable income.

“We are pleased to report strong third quarter results highlighted by record revenues and pre-tax earnings along with continued operating margin expansion,” said Andy Ory, President and Chief Executive Officer of Acme Packet, Inc. “In addition to delivering strong financial performance, we were able to further expand our customer base in our core service provider market and issue our first public announcements of customers in the large enterprise and contact center markets. Looking ahead, we’re excited by the growth opportunity for our session border controllers in our core market as well as our prospects for growth in large enterprises and contact centers.”

Company Raises Business Outlook for 2007

The Company today raised its full year business outlook for 2007 and issued for the first time its business outlook for the fourth quarter of fiscal 2007. The Company’s revision to its previously issued full year business outlook reflects management’s expectation for sequential revenue growth in the fourth quarter of fiscal 2007.

	Three Months Ended December 31, 2007	Twelve Months Ended December 31, 2007
in Millions except Per Share Amounts	Business Outlook	Previous Business Outlook	New Business Outlook
Total Revenue	$30.5-$32.0	$108.0-$112.0	$112.0-$113.5
GAAP Net Income	$5.0-$5.5	$14.5-$15.5	$19.5-$20.0
EPS (Diluted)	$0.07-$0.08	$0.22-$0.24	$0.29-$0.30
Non-GAAP(1) Net Income	$6.0-$6.5	$18.5-$19.5	$23.5-$24.0
Non GAAP(1) EPS (Diluted)	$0.09-$0.10	$0.28-$0.30	$0.35-$0.36
Stock-Based Compensation Expense, Net of Taxes	$1.0	$4.0	No change
EPS (Diluted)	$0.02	$0.06	No change
Non-GAAP(1) Tax Rate	—	35%	No change
Diluted Share Count	—	66.5	No change

Operational Highlights

The following milestones were completed or announced since the Company’s second quarter of fiscal year 2007 ended on June 30, 2007:

•                  The Company announced enhancements to its Net-Net® session border controllers (SBCs) for large enterprises and contact centers with additional features to deliver new security, session control, quality assurance and regulatory compliance capabilities. These features enable further control and optimization of the delivery of interactive IP communications—voice, video, and multimedia collaboration—across enterprise and contact center IP network borders. The latest set of enhancements to the Net-Net family deliver four critical capabilities: intrusion detection and prevention reporting; anti-virus, worm and Spam over Internet Telephony (SPIT) protection; SIP session control—SIP REFER and Lightweight Directory Access Protocol (LDAP) interface support; and call replication for call recording.

•                  The Company publicly announced two customers in the enterprise and contact center markets. In the contact center market, the Company announced that Echopass, the experts in always-on hosted contact center solutions, is deploying Acme Packet Net-Net SBCs to interconnect its U.S. data centers in San Francisco and Salt Lake City to its enterprise customers. Acme Packet’s Net-Net SBCs are an integral component of Echopass’ on-demand contact center platform, providing security and helping ensure high call quality in the delivery of IP interactive communication services. In the enterprise market, the Company announced that La Quinta and Extended Stay hotels, which have outsourced their managed network services for voice communications to Thing5, L.L.C., are using Acme Packet’s Net-Net SBCs to provide critical security and call routing for its IP messaging network.

•                  The Company announced its Net-Net® SBCs have been selected by Broadview Networks, a leading provider of integrated business communications and managed network services throughout the Northeast and Mid-Atlantic U.S., to support the expansion of its business-focused VoIP network and services in both New York City and Philadelphia. Broadview has chosen the Company’s SBCs to provide the critical security and control features Broadview requires for both its hosted IP services and VoIP peering with other service providers. Broadview used the Company’s NextSBC Reassurance Program through one of the Company’s integration partners, Solunet, an industry-leading value-added solutions provider.

•                  The Company announced that its Net-Net SBCs have been deployed by Bandwidth.com to support its VoIP services for small and medium businesses throughout the United States. Bandwidth.com has deployed the Company’s SBCs along with Sylantro’s Synergy® multiplay application feature server to enable the security and high quality of BandwidthVoIP, its hosted VoIP solution, and SIP Trunks, its solution for connecting business customers with IP PBX to the PSTN. Bandwidth.com serves more than 3,500 business customers nationwide as a single source for purchasing, deploying and maintaining advanced Internet and voice business products.

•                  The Company announced plans to host its third annual worldwide user conference, Interconnect 2007, which will be held November 11–13, 2007 in Miami, Florida. Interconnect 2007 is a unique opportunity for the Company’s service provider, enterprise and contact center customers to connect with each other to share expertise and experience as well as to explore interconnect relationships with providers from around the world to extend their service and application reaches.

•                  The Company announced its inclusion in the SIP Forum’s newly created SIPconnect Compliant Program which builds on existing standards to define a method for IP interconnection between IP PBXs and VoIP service provider networks. This program was created to ensure interoperability among equipment manufacturers, software providers and service providers, as well as to further promote the adoption of SIP as the standard for VoIP communications. SIPconnect streamlines how service providers and their enterprise customers leverage interactive IP communications services and solutions by eliminating the need for VoIP gateways on the premise while improving voice quality and creating the right foundation for personalized applications and rich media services.

•                  The Company announced its partnership with Camiant, a leading provider of policy control solutions, for a joint solution for the delivery of commercial SIP-based VoIP services for cable operators. The software and service-based combined solution allows cable operators to rapidly deploy commercial VoIP services based on a pre-integrated offering.

Company to Host Live Conference Call and Webcast

The Company’s management team will host a live conference call and webcast at 5:30 p.m. eastern time today to discuss the financial results as well as management’s outlook for the business. The conference call may be accessed in the United States by dialing (877) 260-8900 and using access code “APKT”. The conference call may be accessed outside of the United States by dialing (612) 332-0720 and using access code “APKT”. The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at www.ir.acmepacket.com. A replay of the conference call will be available approximately two hours after the call by dialing (800) 475-6701 and using access code 889984 or by accessing the webcast replay on the Company’s investor relations website.

About Acme Packet

Acme Packet, Inc. (NASDAQ: APKT), the leader in session border control solutions, enables the delivery of trusted, first class interactive communications—voice, video and multimedia sessions—across IP network borders. Our Net-Net family of session border controllers supports multiple applications in service provider, large enterprise and contact center networks—from VoIP trunking to hosted enterprise and residential services to fixed-mobile convergence. They satisfy critical security, service assurance and regulatory requirements in wireline, cable and wireless networks; and support multiple protocols—SIP, H.323, MGCP/NCS and H.248—and multiple border points—interconnect, access and data center. Our products have been selected by over 465 customers in 85 countries, including 24 of the top 25, and 79 of the top 100 service providers in the world. For more information, contact us at +1 781.328.4400, or visit www.acmepacket.com.

Acme Packet, Inc. Safe Harbor Statement

Statements contained herein that are not historical fact (including those in the quote above and the section “Company Comments on Business Outlook for 2007”) may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to the Company’s position in the session border controller market; the Company’s expected financial and operating results, including expected revenue and net income per share (on both a GAAP and non-GAAP basis) for future periods, including fiscal year 2007; the amount and impact of stock-based compensation expense; the Company’s definition of “non-GAAP net income” and/or “non-GAAP net income per share”; its ability to build and grow; the benefits or advantages of its programs, partnerships, services, or products including its announced product enhancements for large enterprises and contact centers, its inclusion in the SIPconnect Compliant Program, its partnership with Camiant, and its NextSBC Reassurance program; the benefits to the Company and each of Bandwidth.com, Broadview Networks, Echopass, and Thing5 L.L.C. expected from the deployment of the Company’s products; its traction in both new and existing customers; its ability to achieve its goals, plans and objectives; its ability to attract and retain customers; and its development activities. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated. These include, but are not limited to: difficulties growing its customer base; difficulties leveraging market opportunities; difficulties providing solutions that meet the needs of customers; poor product sales; long sales cycles; difficulty developing new products; difficulty in relationships with vendors and partners; higher risk in international operations; difficulty managing rapid growth, financial performance; its ability to hire and retain necessary employees and appropriately staff its operations; the spending of the proceeds of its capital raising activities; its cash needs; and the impact of new accounting pronouncements and increased competition. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

(1) The Company uses the financial measures “non-GAAP net income” and “non-GAAP net income per share” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The presentation of non-GAAP net income and non-GAAP net income per share is not meant to be a substitute for “net income” or “net income per share”, presented in accordance with GAAP but rather should be evaluated in conjunction with net income and net income per share. The Company’s management believes that the presentation of non-GAAP net income and non-GAAP net income per share provides useful information to investors because this financial measure excludes stock-based compensation expense which is a non-cash charge. Management does not consider this item to be part of the Company’s on-going operating activities or meaningful in evaluating the Company’s past financial performance or future prospects. Management believes that excluding stock-based compensation expense is useful to investors because it is more representative of ongoing costs and therefore more comparable to historical operations. In addition, each of non-GAAP net income and non-GAAP net income per share is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Management also uses these non-GAAP figures to make financial and operational decisions as these numbers exclude non-operational activities. These non-GAAP measures should not be considered measures of the Company’s liquidity. The Company’s definition of “non-GAAP net income” and/or “non-GAAP net income per share” may differ from similar measures used by other companies and may differ from period to period. From time to time, subject to the review and approval of the audit committee of the Board of Directors, management may make other adjustments for expenses and gains that it does not consider reflective of core operating performance in a particular period and may modify “non-GAAP net income” and/or “non-GAAP net income per share” by excluding these expenses and gains.

Acme Packet, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
	(unaudited)		(unaudited)
Revenue:
Product	$24,680	$18,784	$68,743	$51,971
Maintenance, support and service	4,883	3,511	12,935	8,404
Total revenue	29,563	22,295	81,678	60,375

Cost of revenue (2):
Product	4,971	3,831	13,564	10,625
Maintenance, support and service	839	719	3,027	2,017
Total cost of revenue	5,810	4,550	16,591	12,642

Gross profit	23,753	17,745	65,087	47,733

Operating expenses (2):
Sales and marketing	9,087	6,019	25,194	16,465
Research and development	5,306	3,413	14,465	9,190
General and administrative	2,810	1,601	7,961	4,298
Total operating expenses	17,203	11,033	47,620	29,953

Income from operations	6,550	6,712	17,467	17,780

Other income, net	1,630	419	4,784	910
Income before provision for income taxes	8,180	7,131	22,251	18,690

Provision for income taxes	2,685	318	7,847	627

Net income	$5,495	$6,813	$14,404	$18,063

Net income per share applicable to common stockholders (3)
Basic	$0.09	$0.14	$0.24	$0.37
Diluted	$0.08	$0.12	$0.22	$0.34

Weighted average number of common shares used in net income per common share calculation (3)
Basic	59,770,922	16,167,031	59,111,526	15,991,252
Diluted	65,962,761	23,211,172	66,017,417	21,160,963

(2) Amounts include stock-based compensation expense, as follows:

Cost of product revenue	$64	$6	$176	$13
Cost of maintenance, support and service revenue	102	10	260	16
Sales and marketing	639	107	1,589	181
Research and development	595	109	1,387	158
General and administrative	292	31	773	41

(3) In the three and nine month periods ended September 30, 2006, net income per share calculations were computed using the two-class method. Under the two-class method, basic net income per share is computed by dividing the net income applicable to common stockholders by the weighted-average number of common shares outstanding for the fiscal period. Diluted net income per share is computed using the more dilutive of (a) the two-class method or (b) the if-converted method. The Company allocates net income first to preferred stockholders based on dividend rights under the Company’s charter and then to common stockholders based on ownership interests.

Acme Packet, Inc.

Table of Reconciliation from GAAP to Non-GAAP

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
	(unaudited)		(unaudited)

Reconciliation of non-GAAP net income (1):
Net income	$5,495	$6,813	$14,404	$18,063
Adjustments:
Stock-based compensation expense, net of taxes	1,194	254	2,983	395
Non-GAAP net income (1)	$6,689	$7,067	$17,387	$18,458

Non-GAAP net income per share applicable to common stockholders (1) (3)
Basic	$0.11	$0.15	$0.29	$0.38
Diluted	$0.10	$0.13	$0.26	$0.35

(1) The Company uses the financial measures “non-GAAP net income” and “non-GAAP net income per share” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The presentation of non-GAAP net income and non-GAAP net income per share is not meant to be a substitute for “net income” or “net income per share” presented in accordance with GAAP but rather should be evaluated in conjunction with net income and net income per share. The Company’s management believes that the presentation of non-GAAP net income and non-GAAP net income per share provides useful information to investors because this financial measure excludes stock-based compensation expense which is a non-cash charge. Management does not consider this item to be part of the Company’s on-going operating activities or meaningful in evaluating the Company’s past financial performance or future prospects. Management believes that excluding stock-based compensation expense is useful to investors because it is more representative of ongoing costs and therefore more comparable to historical operations. In addition, each of non-GAAP net income and non-GAAP net income per share is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Management also uses these non-GAAP figures to make financial and operational decisions as these numbers exclude non-operational activities. These non-GAAP measures should not be considered measures of the Company’s liquidity. The Company’s definition of “non-GAAP net income” and/or “non-GAAP net income per share” may differ from similar measures used by other companies and may differ from period to period. From time to time, subject to the review and approval of the audit committee of the Board of Directors, management may make other adjustments for expenses and gains that it does not consider reflective of core operating performance in a particular period and may modify “non-GAAP net income” and/or “non-GAAP net income per share” by excluding these expenses and gains.

Acme Packet, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2007	December 31, 2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$127,775	$118,714
Accounts receivable, net	24,381	14,337
Inventory	5,859	7,211
Deferred tax asset	3,515	3,515
Other current assets	3,525	1,681
Total current assets	165,055	145,458
Property and equipment, net	7,362	6,857
Other assets	347	343
Deferred tax asset	1,265	1,265
Total assets	$174,029	$153,923

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,199	$5,354
Accrued expenses and other liabilities	7,015	7,859
Deferred revenue	9,188	9,401
Total current liabilities	19,402	22,614

Deferred rent	302	372

Stockholders’ equity:
Undesignated preferred stock	—	—
Common stock	60	59
Additional paid-in capital	139,289	130,306
Retained earnings	14,976	572
Total stockholders’ equity	154,325	130,937
Total liabilities and stockholders’ equity	$174,029	$153,923